As filed with the Securities and Exchange Commission on January 25, 2010

Registration No.   333-118909

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

GANDER MOUNTAIN COMPANY

(Exact name of Registrant as specified in its charter)

Minnesota	41-1990949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300
Saint Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Gander Mountain Company 2002 Stock Option Plan, as amended

Gander Mountain Company 2004 Omnibus Stock Plan

Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000, as amended

Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000, as amended

Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000, as amended

Executive Stock Option Agreement between the Registrant and Mark R. Baker effective as of January 10, 2003

Executive Stock Option Agreement between the Registrant and Dennis M. Lindahl effective as of February 2, 2004

Executive Stock Option Agreement between the Registrant and Allen L. Dittrich effective as of February 2, 2004

(Full title of the plan)

Eric R. Jacobsen

Executive Vice President, General Counsel and Secretary

180 East Fifth Street, Suite 1300

Saint Paul, Minnesota 55101

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (651) 325-4300

Copies to:

W. Morgan Burns

Jonathan R. Zimmerman

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota  55402-3901

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

In accordance with the undertaking of Gander Mountain Company (the “Registrant”) set forth in its Registration Statement on Form S-8 (File No. 333-118909) filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2004 (the “2004 Registration Statement”) relating to:

•                  the issuance of up to 217,472 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Registrant’s 2002 Stock Option Plan, as amended (the “2002 Plan”),

•                  the issuance of up to 2,144,000 shares of Common Stock pursuant to the Registrant’s 2004 Omnibus Stock Plan (the “2004 Plan”),

•                  the issuance of up to 113,472 shares of Common Stock pursuant to the Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000 (the “2000 Dittrich Agreement”),

•                  the issuance of up to 56,736 shares of Common Stock pursuant to the Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000 (the “Hauger Agreement”),

•                  the issuance of up to 56,736 shares of Common Stock pursuant to the Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000 (the “Klein Agreement”),

•                  the issuance of up to 611,680 shares of Common Stock pursuant to the Executive Stock Option Agreement between the Registrant and Mark R. Baker effective as of January 10, 2003 (the “Baker Agreement”),

•                  the issuance of up to 93,728 shares of Common Stock pursuant to the Executive Stock Option Agreement between the Registrant and Dennis M. Lindahl effective as of February 2, 2004 (the “Lindahl Agreement”),

•                  and the issuance of up to 16,000 shares of Common Stock pursuant to the Executive Stock Option Agreement between the Registrant and Allen L. Dittrich effective as of February 2, 2004 (the “2004 Dittrich Agreement”),

the Registrant is filing this Post-Effective Amendment No. 1 to the 2004 Registration Statement to deregister any shares of Common Stock that might be issued pursuant to the 2002 Plan, the 2004 Plan, the 2000 Dittrich Agreement, the Hauger Agreement, the Klein Agreement, the Baker Agreement, the Lindahl Agreement, or the 2004 Dittrich Agreement.  The Registrant is delisting its Common Stock from The Nasdaq Capital Market and deregistering its Common Stock under Sections 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 25 with the SEC on January 15, 2010, and a Form 15 ten days thereafter. Because the Registrant will no longer be filing reports pursuant to the Exchange Act, the Registrant is deregistering the remaining shares of Common Stock that may be issued pursuant to the 2002 Plan, the 2004 Plan, the 2000 Dittrich Agreement, the Hauger Agreement, the Klein Agreement, the Baker Agreement, the Lindahl Agreement, or the 2004 Dittrich Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Saint Paul, State of Minnesota on the 25th day of January, 2010.

GANDER MOUNTAIN COMPANY
(Registrant)

/s/ David C. Pratt
David C. Pratt
Chairman of the Board and Interim Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Gander Mountain Company, hereby severally constitute DAVID C. PRATT, ROBERT J. VOLD and ERIC R. JACOBSEN, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Gander Mountain Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on January 25, 2010.

Name	Title
/s/ David C. Pratt	Chairman of the Board and Interim Chief Executive Officer
(Principal Executive Officer)
/s/ Robert J. Vold	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
/s/ Ronald A. Erickson	Vice-Chairman of the Board
/s/ Gerald A. Erickson	Director

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name

4.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-50659), filed with the Commission on January 15, 2010)

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004)

5	Opinion of Faegre & Benson LLP, counsel for the Registrant (previously filed)

23.1	Consent of Faegre & Benson LLP (previously filed)

23.2	Consent of Ernst & Young, LLP (previously filed)

24	Powers of Attorney (included with signatures to this Registration Statement)

99.1

Gander Mountain Company 2002 Stock Option Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)

99.2	Amendment No. 1 to Gander Mountain Company 2002 Stock Option Plan (previously filed)

99.3

Gander Mountain Company 2004 Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004)

99.4	Form of Incentive Stock Option Agreement under Gander Mountain Company 2004 Omnibus Stock Plan (previously filed)

99.5	Form of Non-Statutory Stock Option Agreement (Employee) under Gander Mountain Company 2004 Omnibus Stock Plan (previously filed)

99.6	Form of Non-Statutory Stock Option Agreement (Director) under Gander Mountain Company 2004 Omnibus Stock Plan (previously filed)

99.7

Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000 (incorporated herein by reference to Exhibit 10.20 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 26, 2004)

99.8

First Amendment dated February 2, 2004 to Amended and Restated Executive Stock Option Agreement between the Registrant and Allen L. Dittrich dated December 31, 2000 (incorporated herein by reference to Exhibit 10.21 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 26, 2004)

99.9	Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000 (previously filed)

99.10	First Amendment dated April 2, 2003 to Amended and Restated Executive Stock Option Agreement between the Registrant and Gary L. Hauger dated December 31, 2000 (previously filed)

99.11	Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000 (previously filed)

99.12	First Amendment dated May 6, 2002 to Amended and Restated Executive Stock Option Agreement between the Registrant and Robert L. Klein dated December 31, 2000 (previously filed)

99.13

Executive Stock Option Agreement between the Registrant and Mark R. Baker effective as of January 10, 2003 (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)

99.14

Executive Stock Option Agreement between the Registrant and Dennis M. Lindahl effective as of February 2, 2004 (incorporated herein by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)

99.15

Executive Stock Option Agreement between the Registrant and Allen L. Dittrich effective as of February 2, 2004 (incorporated herein by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on February 5, 2004)